Exhibit 99.1

The Cannabist Company Reports Fourth Quarter and Full Year 2024 Results

NEW YORK, N.Y., March 13, 2025 – The Cannabist Company Holdings Inc. (Cboe CA: CBST) (OTCQX: CBSTF) (FSE: 3LP) (“The Cannabist Company” or the “Company”), one of the most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today reported its financial and operating results for the fourth quarter and full year ended December 31, 2024. All financial information presented in this release is in U.S. GAAP, and in thousands of U.S. dollars, unless otherwise noted.

Fourth Quarter & Full Year 2024 Financial Highlights (in $ thousands, excl. margin items):

	For the Three Months Ended			For the Year Ended
	December	September	December	December	December
	31, 2024	30, 2024	31, 2023	31, 2024	31, 2023
Revenue	$96,138	$114,783	$128,365	$458,722	$511,327
Gross Profit	$33,898	$43,810	$43,623	$168,297	$179,968
Adj. Gross Profit[1,2]	$33,898	$43,810	$43,724	$173,865	$193,853
Adj. Gross Margin[1,2]	35.3%	38.2%	34.1%	37.9%	37.9%
Income (Loss) from Operations	$(13,916)	$(5,626)	$(77,690)	$(22,272)	$(105,240)
Net Income (Loss)	$(55,152)	$(1,763)	$(72,498)	$(105,126)	$(174,287)
Adj. EBITDA[1,2]	$7,054	$14,815	$12,472	$54,711	$69,645

[1]

Denotes a Non-GAAP measure. See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures, as well as Table 4 for reconciliation, where applicable.

[2]

Both Adj. Gross Profit and Adj. EBITDA exclude $101k in Q4 2023, $5.6 million for FY 2024 and $13.9 million in FY 2023; see the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 for additional disclosure.

“As we continued our Company’s transformation throughout 2024, we implemented structural changes to the business and executed on key initiatives to optimize our retail and cultivation assets, divest non-strategic assets, root out supply chain inefficiencies, and capitalize on adult use adoption in Ohio. Employing a comprehensive approach to balance sheet management, on February 27, we announced an agreement to extend the maturities on our senior secured debt until December 2028, with options to extend through 2029. With currently 70% support from our noteholders, we are confident that this process will be completed. This transaction provides runway for us to focus on the continued optimization of our business, as we complete divestitures, continue to reduce operating and overhead costs, refine our inventory assortment, and improve the operational and financial performance of the company,” said David Hart, CEO of The Cannabist Company.

He continued, “Our mandate in 2025 is to continue to simplify our business, maintain liquidity, improve margins, and drive cash flow generation, putting us in a position to succeed. We have meaningful catalysts in 2025, including the transition to adult use in Delaware and the addition of retail locations in top markets such as Virginia and Ohio.”

Top 5 Markets by Revenue in Q4[3]: Colorado, Maryland, New Jersey, Ohio, Virginia

Top 5 Markets by Adjusted EBITDA in Q4[3]: Maryland, New Jersey, New York, Ohio, Virginia

[3]	Markets are listed alphabetically

Financial Highlights for Fourth Quarter and Full Year 2024

•

Fourth quarter revenue of $96.1 million, a decrease of 16% from the third quarter, primarily as a result of the sale of Eastern Virginia and Arizona businesses in August, as well as 14 stores in Florida during Q4.

•	Gross Margin in the fourth quarter was 35%, down sequentially, but up 120 basis points compared to Q4 2023. For the full year 2024, Adjusted Gross Margin remained flat at 38%.

•

Adjusted EBITDA in Q4 of $7.0 million, as compared with $14.8 million in Q3; sequential contraction largely driven by the sale of assets in Virginia and Arizona, which closed during Q3, as well as pricing pressure in several key markets.

•

For the 12 markets remaining following divestiture of Florida and Washington, DC, Gross Margin for FY 2024 increased more than 200bps year over year, and Adjusted EBITDA Margin for the full year was essentially flat compared to 2023 for those 12 markets.

•	Q4 results were impacted by a $3.1 million provision for credit losses and a $2.1 million intangible impairment.

•

On November 7, the Company closed on the sale of all 14 Cannabist dispensaries and 2 cultivation facilities in Florida for consideration of $5 million; transactions for the sale of remaining MMTC license and 1 cultivation facility are pending finalization.

•	Capital expenditures in the fourth quarter were $1.7 million; the Company continues to expect capital expenditures to average $2 to $3 million per quarter again in 2025.

•	In Q4 2024, the Company achieved positive operating cash flow of $4.3 million.

•	The Company ended the fourth quarter with $33.6 million in cash, up from $31.5 million in cash at the end of Q3.

•	Through several rounds of corporate restructuring during 2024, Company achieved $23 million in annualized cost savings, due to adjustments to align with a simplified footprint.

•	Subsequent to quarter close, the Company announced an agreement with noteholders to extend the maturities of senior secured notes to December 2028, with options to extend through 2029.

Operational Highlights for Fourth Quarter and Full Year 2024

•	For FY 2024, wholesale revenue increased 11% over 2023; wholesale accounted for approximately 15% of total revenue in 2024, compared to 12% of total revenue in 2023 and 14% in 2022.

•	Wholesale revenue decreased 20% sequentially in Q4, impacted in part by asset sales in Eastern Virginia and Arizona; wholesale represented 16% of total revenue in Q4.

•	New York demonstrated the largest increase in Adjusted EBITDA quarter over quarter as the wholesale market improved; New York was a Top 5 market in Gross Margin and Adjusted EBITDA in Q4.

•

As a result of the sale of 14 retail locations in Florida, the closure of 1 location in Boston, the sale of 1 location in California, re-opening of 1 location in Colorado, and 1 new opening in New Jersey during Q4, the quarter-end active retail count was 59, compared to 73 active retail locations at the end of Q3 and 86 at year-end 2023.

•	In February 2025, the Company closed 3 underperforming locations in Colorado, bringing total active retail count to 56 at present.

•	The Company has additional retail locations in development, including one in Virginia and three in Ohio.

Conference Call and Webcast Details

The Company will host a conference call on Thursday, March 13, 2025 at 8:00 a.m. ET to discuss financial and operating results for the fourth quarter and full year 2024.

To access the live conference call via telephone, participants must pre-register at https://register.vevent.com/register/BIb332bf686ec14e6aa4a385187f8e977c. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://investors.cannabistcompany.com/ or at https://edge.media-server.com/mmc/p/bfxf6hzs.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

About The Cannabist Company (f/k/a Columbia Care)

The Cannabist Company, formerly known as Columbia Care, is one of the most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 14 U.S. jurisdictions. The Company operates 84 facilities including 67 dispensaries and 17 cultivation and manufacturing facilities, including those under development. Columbia Care, now The Cannabist Company, is one of the original multi-state providers of cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the Company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com.

Non-GAAP Financial Measures

In this press release, the Company refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. The Company considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill and intangible impairment, (iii) adjustments for acquisition and other non-core costs; (iv) gain on remeasurement of contingent consideration, net, (v) fair value changes on derivative liabilities; and (vi) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items are contained in our annual report on Form 10-K.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning the Company’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: the Company’s recently announced debt restructuring transaction; the Company’s corporate restructuring and related expected savings; the divestiture of the Company’s Arizona and Eastern Virginia assets and expected impacts thereof; the expected adult use sales in Ohio and Delaware; expectations related to growth, cost management and financial numbers including free cash flow and capital expenditures; our ability to continue to reduce corporate SG&A, reduce leverage, enhance cash flow from operations; the planned opening of additional Cannabist locations; the Company’s ability to reduce debt; our ability to execute on divestiture transactions; and ongoing business expectations.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including the fact that cannabis remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the common shares of the Company; reliance on management; litigation including existing claims and those which may surface from time to time; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; the impact of the Company’s plans to reduce debt; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2024, as filed with the applicable securities regulatory authorities and as also described from time to time in other documents filed by the Company with U.S. and Canadian securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

investor@cannabistcompany.com

Media Contact

media@cannabistcompany.com

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)
	Three Months Ended		Full Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$96,138	$128,365	$458,722	$511,327
Cost of sales	(62,240)	(84,742)	(290,425)	(331,359)
Cost of sales related to business combination fair value adjustments to inventory	—	—	—	—

Gross profit	33,898	43,623	168,297	179,968
Selling, general and administrative expenses	(47,814)	(121,313)	(190,569)	(285,208)

Loss from operations	(13,916)	(77,690)	(22,272)	(105,240)
Other income (expense), net	(38,277)	(8,710)	(39,547)	(63,658)
Income tax benefit (expense)	(2,959)	13,902	(43,307)	(5,389)

Net income (loss)	(55,152)	(72,498)	(105,126)	(174,287)
Net income (loss) attributable to non-controlling interests	(540)	286	760	1,425

Net income (loss) attributable to Cannabist Company shareholders	$(54,612)	$(72,784)	$(105,886)	$(175,712)
Weighted average common shares outstanding - basic and diluted	460,742,673	408,462,038	462,496,369	411,451,127
Earnings per common share attributable to Columbia Care shareholders - basic and diluted	$(0.12)	$(0.18)	$(0.23)	$(0.43)

TABLE 2 - CONDENSED CONSOLIDATED BALANCE SHEET (SELECT ITEMS)

(in US $thousands, unaudited)
	Three Months Ended		Full Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash	$33,607	$35,764	$33,607	$35,764
Total current assets	194,997	187,527	194,997	187,527
Property and equipment, net	228,396	298,498	228,396	298,498
Right of use assets	150,254	218,273	150,254	218,273

Total assets	696,173	823,111	696,173	823,111
Total current liabilities	228,710	160,044	228,710	160,044
Total liabilities	726,232	757,759	726,232	757,759
Total equity	(30,059)	65,352	(30,059)	65,352

Total liabilities and equity	$696,173	$823,111	$696,173	$823,111

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US $thousands, unaudited)
	Three Months Ended		Full Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by (used in) operating activities	4,295	9,380	$(23,379)	$7,471
Net cash provided by (used in) investing activities	690	(25,437)	30,975	(3,499)
Net cash provided by (used in) financing activities	$(2,125)	$(8,197)	$(9,003)	$(14,124)

TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $thousands, unaudited)
	Three Months Ended		Full Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss)	$(55,152)	$(72,498)	$(105,126)	$(174,287)
Income tax (benefit) expense	2,959	(13,902)	43,307	5,389
Depreciation and amortization	9,664	15,122	48,978	62,729
Net interest and debt amortization	13,103	12,909	51,831	54,865

EBITDA (Non-GAAP)	$(29,426)	$(58,369)	$38,990	$(51,304)
Share-based compensation	$1,579	$(12,839)	$(1,009)	$5,465
Goodwill and intangible impairment	2,100	65,522	2,100	65,522
Adjustments for other acquisition and non-core costs	13,417	18,329	(11,278)	50,078
Gain on remeasurement of contingent consideration, net	—	—	—	—
Fair value changes on investments and derivative liabilities	19,384	(171)	25,908	(116)
Fair value mark-up for acquired inventory	—	—	—	—

Adjusted EBITDA (Non-GAAP)	$7,054	$12,472	$54,711	$69,645